Exhibit 99.1

Picard Medical / SynCardia to Participate in Inaugural “Hands-On Training Day” at the Technology and Heart Failure Therapeutics Conference

– Training will consist of an interactive clinical education program highlighting real world application of the SynCardia Total Artificial Heart in advanced heart failure patients –

Tucson, Ariz. February 26, 2026 - Picard Medical, Inc. (NYSE American: PMI) (“Picard” or the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced it will participate in the inaugural “Hands-On Training Day” at the Technology and Heart Failure Therapeutics (THT) 2026 conference to be held in Boston on March 1st 2026.

This interactive, case-based program hosted for the first time at the conference will bring together leading clinicians and innovators to advance education in temporary and durable mechanical circulatory support, hemodynamic monitoring, and the management of cardiogenic shock. Through hands-on training and real-world clinical scenarios, the program is designed to strengthen multidisciplinary collaboration among practitioners and improve patient outcomes in advanced heart failure.

Stephen Zamojski, Head of Global Sales and Clinical Education at SynCardia Systems LLC, commented, “As adoption of total artificial heart therapy continues to expand, education and hands-on familiarity are critical. By engaging directly with the technology in a collaborative setting, clinicians can deepen their understanding of how the SynCardia Total Artificial Heart supports patients through the most advanced stages of heart failure. Our participation in the inaugural Hands-On Training Day at THT 2026 follows the successful SynCardia Training Village held in Houston earlier this week and reflects a key component of our commercial expansion strategy. We remain focused on building strong clinical partnerships, expanding global awareness, and ensuring that leading heart failure centers are equipped to deliver this life-saving therapy.”

Picard Medical / SynCardia is proud to support this important educational initiative and looks forward to engaging with physicians, fellows, and multidisciplinary clinical teams as it continues to expand global awareness and adoption of total artificial heart therapy. Senior Clinical Specialists, Lauren Wallace, and Skyler Peffly, will lead the training, offering participants direct, hands-on interaction with the Companion 2 Driver, the Freedom Portable Driver, and the SynCardia Total Artificial Heart.

Attendees will rotate through interactive stations in a small group setting designed to foster focused instruction, peer exchange, and active problem solving. The session will incorporate real-world clinical scenarios and guided discussion to support clinical decision-making, device management, and patient care best practices in complex cases of advanced biventricular heart failure.

About THT 2026

Technology and Heart Failure Therapeutics (THT) 2026 is an international conference focused on advancing innovation in heart failure through emerging device, technology, and combination therapies. Sponsored by the Cardiovascular Research Foundation, THT brings together leading clinicians, researchers, and industry partners to share the latest clinical data, discuss regulatory and commercial pathways, and explore future trends shaping the management of advanced heart failure. The multidisciplinary program features cutting-edge scientific sessions, case-based discussions, and hands-on training designed to foster collaboration and improve patient outcomes. For more information, visit https://www.thtmeeting.com/about-tht.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors

Eric Ribner

Managing Director

LifeSci Advisors LLC

eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC

IR@picardmedical.com

General/Media

Brittany Lanza

blanza@syncardia.com

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